EXHIBIT 31.1
Certification by Chief Executive Officer pursuant to Section 302 of Sarbanes Oxley Act of 2002

I, Doug Croxall, certify that:

1. I have reviewed this report on Form 10-K/A of Marathon Patent Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 19, 2013

/s/ Doug Croxall
Doug Croxall
Chief Executive Officer
(Principal Executive Officer)